SCHEDULE 14A INFORMATION

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American Locker Group Incorporated
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN LOCKER GROUP INCORPORATED

2701 Regent Boulevard, Suite 200

DFW Airport, Texas 75261

May 4, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of American Locker Group Incorporated to be held on May 25, 2012 at 9:00 a.m., local time, at 2701 Regent Boulevard, Suite 200, DFW Airport, Texas 75261. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the annual meeting, a proxy card for use in voting at the meeting and American Locker Group Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2011.

Your vote is important, regardless of the number of shares you hold. We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed proxy card as soon as possible. It is important that your shares be represented at the meeting.

Very truly yours,

John E. Harris
Non-Executive Chairman

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy card as soon as possible. Returning your proxy will help us assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person, even if he or she has returned a proxy.

AMERICAN LOCKER GROUP INCORPORATED

2701 Regent Boulevard, Suite 200

DFW Airport, Texas 75261

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 25, 2012

PLEASE TAKE NOTICE THAT the annual meeting (the “Annual Meeting”) of stockholders of American Locker Group Incorporated, a Delaware corporation (the “Company”), will be held on May 25, 2012, at 9:00 a.m., local time, at the Company’s headquarters located at 2701 Regent Boulevard, Suite 200, DFW Airport, Texas 75261, to consider and vote on the following matters:

•

the election of seven directors of the Company, each to serve until the annual meeting of the Company’s stockholders following the fiscal year ending December 31, 2012 and until his or her respective successor is elected and qualified, or until his or her earlier death, resignation or removal from office;

•	the ratification of the appointment of Travis Wolff, LLP as the independent auditors for the Company for the fiscal year ending December 31, 2012; and

•	the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These matters are more fully discussed in the attached Proxy Statement.

The close of business on April 30, 2012 (the “Record Date”) has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of shares of the Company’s common stock (the “Common Stock”) at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting and at the Company’s offices at the address on this notice for any purpose germane to the Annual Meeting during ordinary business hours for the 10 days preceding the Annual Meeting.

Stockholders will need to register at the Annual Meeting in order to attend. You will need proof of your identity and proof of ownership of shares of Common Stock as of the Record Date in order to register. If your shares are not registered in your name, you will need to bring to the Annual Meeting either a copy of an account statement or a letter from the broker, bank or other institution in which your shares are registered that shows your ownership as of the Record Date.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible. You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.”

Important Notice Regarding The Availability Of Proxy Materials For The Stockholder Meeting To Be Held On May 25, 2012: The annual report and proxy statement are available at www.proxydocs.com/algi.

By Order of the Board of Directors,

John E. Harris
Non-Executive Chairman

DFW Airport, Texas

May 4, 2012

i

AMERICAN LOCKER GROUP INCORPORATED

2701 Regent Boulevard, Suite 200

DFW Airport, Texas 75261

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The board of directors of American Locker Group Incorporated (the “Board of Directors”) requests your proxy for use at the Annual Meeting of the stockholders of the Company to be held on May 25, 2012, at 9:00 a.m., local time, at the Company’s headquarters located at 2701 Regent Boulevard, Suite 200, DFW Airport, Texas 75261, and at any adjournment or postponement thereof. By signing and returning the enclosed proxy card, you authorize the persons named on the proxy to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the form of proxy card were first mailed to stockholders of the Company on or about May 4, 2012.

This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of electronic, wire or facsimile communication. The Company will not pay any compensation for the solicitation of proxies but will reimburse banking institutions, brokerage firms, custodians, nominees and fiduciaries that hold Common Stock of record for their reasonable expenses incurred in forwarding solicitation materials to the beneficial owners of the Common Stock. All costs of the solicitation, including reimbursement of forwarding expenses, will be paid by the Company.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy or if you are represented by another proxy. You may revoke your proxy at any time before it is exercised at the Annual Meeting if you:

(a)	sign and timely submit a later-dated proxy to the Secretary of the Company;

(b)	deliver written notice of revocation of the Proxy to the Secretary of the Company; or

(c)	attend the Annual Meeting and vote in person.

In the absence of any such proxy revocation, shares represented by the owners of Common Stock named on the proxies will be voted at the Annual Meeting.

VOTING AND QUORUM

Voting Stock. The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, there were 1,683,986 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

Proxy Voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. If your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished to you by your broker, bank or other nominee. If you attend the Annual Meeting, you may revoke your previously returned proxy and vote in person if you wish.

Record Date. Only holders of our Common Stock on the close of business on April 30, 2012 are entitled to notice of, and to vote at, the Annual Meeting. If you were a holder of record of our Common Stock on the Record Date, you can vote at the Annual Meeting on the election of directors and the ratification of the independent auditors for the Company.

Use of Proxies. All shares of Common Stock represented by properly executed proxies received before or at the Annual Meeting (and that are not revoked) will be voted as indicated in those proxies. If no instructions are indicated on a returned proxy, the proxy will be voted “FOR” the Board of Directors nominees named in this Proxy Statement and “FOR” the ratification of Travis Wolff, LLP (“Travis Wolff”) as the Company’s independent registered public accounting firm for the 2012 fiscal year.

The Quorum Requirement. Each outstanding share of Common Stock is entitled to one vote. In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date must be represented at the Annual Meeting, either in person or by proxy. The presence, in person or by proxy, of such amount of shares of Common Stock at the Annual Meeting shall constitute a quorum. If a quorum is not present, in person or by proxy, at the Annual Meeting or any adjournment thereof, the Chairman of the Annual Meeting or the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs when a broker or other nominee voting at the meeting in person or submitting a proxy votes on some matters on the proxy but not on others because the broker or nominee has not received voting instructions from the beneficial owner of the shares or does not have the authority to vote on the beneficial owner’s behalf.

Voting by Street Name Holders. If you own shares held in “street name” by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker non-votes).

PROPOSAL ONE — ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven directors. There is only one class of directors, and each director elected at the Annual Meeting will serve until the next annual meeting of stockholders, or until his or her successor, if any, is duly elected and qualified. All of the directors nominated for election at the Annual Meeting have served as directors since the last annual meeting and are being nominated by the Board for election at the Annual Meeting. The nominees for director this year are our seven current directors: Messrs. Craig R. Frank, John E. Harris, Graeme L. Jack, Anthony B. Johnston, Paul B. Luber and Allen D. Tilley, and Dr. Mary A. Stanford.

Each of the nominees has confirmed that he or she will be able and willing to serve as a director if elected. If any of the nominees becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. The seven nominees receiving the highest number of affirmative votes will be elected. Accordingly, under Delaware law, the Company’s Certificate of

Incorporation and its Amended and Restated Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board of Directors recommends that the stockholders vote “FOR” the election of Messrs. Craig R. Frank, John E. Harris, Graeme L. Jack, Anthony B. Johnston, Paul B. Luber and Allen D. Tilley, and Dr. Mary A. Stanford.

PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected Travis Wolff as the Company’s independent auditors for the fiscal year ending December 31, 2012. Representatives of Travis Wolff are expected to be present at the Annual Meeting.

The Audit Committee has the responsibility for selecting the Company’s independent auditors, and stockholder approval is not required. However, the selection of Travis Wolff is being submitted to the stockholders for ratification at the Annual Meeting with a view towards soliciting the stockholders’ opinion, which the Audit Committee will take into consideration in future deliberations. If the selection of Travis Wolff as the Company’s independent auditors is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent auditors without the approval of the Company’s stockholders whenever the Audit Committee deems termination necessary or appropriate.

Required Vote and Recommendation

Ratification of the selection of Travis Wolff as the Company’s independent auditors for the fiscal year ending December 31, 2012 requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, the Company’s Certificate of Incorporation and its Amended and Restated Bylaws, an abstention will have the same legal effect as a vote against the ratification of Travis Wolff, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Travis Wolff as the Company’s independent auditors for the fiscal year ending December 31, 2012.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Travis Wolff as the Company’s independent auditors for the fiscal year ending December 31, 2012.

DIRECTORS

The following table sets forth certain information regarding the nominees for election as directors of the Company. There are no family relationships between any directors and executive officers.

Name of Nominee	Age	Title
John E. Harris	51	Non-Executive Chairman of the Board
Craig R. Frank	51	Director
Graeme L. Jack	44	Director
Anthony B. Johnston	51	Director
Paul B. Luber	51	Director
Mary A. Stanford	51	Director
Allen D. Tilley	74	Retired Chief Executive Officer and Director

John E. Harris. Mr. Harris, 51, was named the Company’s Non-Executive Chairman on February 1, 2008 and has been a Director since July 2005. Mr. Harris is a Vice President and a Portfolio Manager for the Bank of Texas. From August 2006 until February 2008, Mr. Harris was a Portfolio Manager for US Trust, Bank of America Private Wealth Management. Before that, Mr. Harris was a Principal of Harris Capital Advisors, a consulting, investment analysis and private equity financing firm, from 2001 through August 2006. Mr. Harris also served as Vice President of Emerson Partners, a real estate private equity fund, from 2001 to 2003. Mr. Harris is a Chartered Financial Analyst charter holder and holds a Masters of Business Administration from Southern Methodist University.

In deciding to nominate Mr. Harris, the Board considered his extensive management, operational, financial and investment banking experience as well as his track record of achievement and sound judgment as demonstrated by his experience in the banking and private equity industries.

Craig R. Frank. Mr. Frank, 51, has been a Director of the Company since March 2006. Mr. Frank has served as Chief Executive Officer of Tudog International Consulting, a business consulting firm, since 2002. Mr. Frank also served as the Chairman and Chief Executive Officer of Alternative Fuels Americas (“AFA”) (AFAI.PK), a farm-to-fuel biodiesel company, during 2007, and he has continued to serve in that role since 2010.

In deciding to nominate Mr. Frank, the Board considered his extensive marketing and international business experience with a broad range of clients and industries.

Graeme L. Jack. Mr. Jack, 44, is an Executive Vice President with Busey Bank in Champaign, Illinois. Previous to this position he was a Senior Vice President with Fifth Third Bank in Chicago from 2003 until August 2011. Before joining Fifth Third Bank, Mr. Jack spent five years in the Corporate Finance Department of J.P. Morgan and Chase Securities in both Brazil and New York. From 1989 through 1996, he served as a Company Executive Officer and Platoon Leader in the United States Marine Corps. Mr. Jack earned an MBA from Northwestern University and a B.A. from the University of Illinois.

In deciding to nominate Mr. Jack, the Board considered his extensive corporate finance and commercial banking experience.

Anthony B. Johnston. Mr. Johnson, 51, has been a Director of the Company since February 2007. Mr. Johnston has over 20 years of public company experience in both the manufacturing and service sectors. Mr. Johnston is currently Chief Financial Officer of Uniglobe Beacon Travel, a corporate travel management company based in Western Canada. Mr. Johnston has been the principal owner of Okanagan Weight Loss Corp., a weight loss services company, since October 2008. From October 1996 until November 2007, Mr. Johnston was a Senior Vice President with The Westaim Corporation, located in Calgary, Alberta, Canada. Prior to joining Westaim, Mr. Johnston was a Vice President with a major international airline.

In deciding to nominate Mr. Johnston, the Board considered his broad managerial expertise, operational expertise and manufacturing knowledge as well his extensive experience in the manufacturing and service sectors.

Paul B. Luber. Mr. Luber, 51, has been a Director of the Company since February 2010. Mr. Luber has served as President and CEO of The Jor-Mac Company from 2008 to present and, prior to that, he served as CEO of The Jor-Mac Company from 2000 through 2008. The Jor-Mac Company is a contract manufacturer of engineered metal fabrications that serves Fortune 1000 and middle market original equipment manufacturers throughout the United States, Canada, Mexico and Brazil. Mr. Luber serves as an active investor, board member, advisor and partner in other operating businesses and non-profit entities and as a Regent at the Milwaukee School of Engineering. Mr. Luber earned a degree in Mechanical Engineering and Master of Business Administration from the University of Wisconsin — Madison.

In deciding to nominate Mr. Luber, the Board considered his extensive management, operational and engineering business expertise, in addition to his track record of achievement and sound judgment as demonstrated by his history as the CEO of The Jor-Mac Company.

Mary A. Stanford. Dr. Stanford, 51, has been a Director since July 2005. Dr. Stanford has been a Professor of Accounting at the Neeley School of Business at Texas Christian University since 2002. Dr. Stanford previously was an Associate Professor of Accounting at Syracuse University from 1999 to 2002.

In deciding to nominate Dr. Stanford, the Board considered her extensive accounting experience and corporate governance knowledge, including her tenure as a Professor of Accounting at the Neely School of Business and Texas Christian University.

Allen D. Tilley. Mr. Tilley, 74, has been a Director of the Company since September 2007 and was appointed Chief Executive Officer in February 2008. Mr. Tilley served as Chief Executive Officer until his retirement on September 1, 2011. Since September 2006, Mr. Tilley has served as an adjunct professor at Southern Methodist University’s School of Engineering. From 1998 through December 2006, Mr. Tilley was the President, CEO and partner of Schubert Packaging Systems (“SPS”), a subsidiary of a German-based packaging machine manufacturer and, from 1997 to 1998, served as a consultant to the packaging machine manufacturer prior to starting SPS. Prior to that, Mr. Tilley spent more than 20 years in various executive positions with Frito Lay and PepsiCo Foods International (“PFI”), divisions of PepsiCo, last serving as Vice President of Operations for PFI. Mr. Tilley holds a BS in Engineering from Kansas State University and an MBA from Southern Methodist University.

In deciding to nominate Mr. Tilley, the Board considered his extensive manufacturing and engineering experience and his more than 20 years of operational experience in large, diversified businesses.

There have been no events under any bankruptcy law, no criminal proceedings (excluding traffic violations and other minor offenses) and no judgments, orders, decrees or injunctions material to the evaluation of the ability and integrity of any executive officer, nominee or director of the Company during the past ten years.

Director Compensation

The following table sets forth certain information with respect to the compensation of all members of the board of directors for the year ended December 31, 2011. Information with respect to Mr. Tilley is set forth below under “Summary Compensation Table”:

Name	Fees Earned or Paid in Cash	Stock Awards	Total
Craig R. Frank	$11,000	$—	$11,000
John E. Harris	19,002	11,000	30,002
Graeme L. Jack	—	11,000	11,000
Anthony B. Johnston	11,000	—	11,000
Paul B. Luber	—	11,000	11,000
Mary A. Stanford	14,500	—	14,500

During the year ended December 31, 2011, each director who was not a salaried employee of the Company was paid an annual base director fee of $10,000, payable at the end of each calendar quarter. In recognition of the additional responsibilities and time commitment associated with their positions, the Non-Executive Chairman and the Chair of the Audit Committee received additional fees of $20,000 and $3,500, respectively, on an annual basis, payable in cash at the end of each calendar quarter. Each director received $500 for each meeting of the Board of Directors attended in person or by conference telephone, payable in cash at the end of each calendar quarter. No director received additional compensation for attendance at any meeting of any committee of the Board of Directors. Effective July 1, 2009, the Chief Executive Officer no longer received a director fee as part of his compensation.

Beginning with the quarter ended September 30, 2009, Directors were given an option to receive a portion or all of their quarterly director’s fees in shares of Common Stock, and if such election was made, the value of the shares was included in the Director Compensation table above. The number of shares issuable to directors is determined based on the average last sales price of the Common Stock for a period of 30 trading days prior to the end of each fiscal quarter.

GOVERNANCE AND BOARD MATTERS

Term of Office

The Company’s Certificate of Incorporation provides for one class of directors comprising the Board of Directors. Directors serve from the time they are duly elected and qualified until the next annual meeting of stockholders or their earlier death, resignation or removal from office.

Director Independence

The Board has determined that all of its members, other than Mr. Tilley, who served as the Company’s Chief Executive Officer until September 1, 2011, are “independent” within the meaning of the NASDAQ and SEC rules regarding independence.

Board’s Role in Risk Management

The Board takes an active role in risk oversight of the Company both as a full Board and through its committees. Strategic risk, which relates to the Company properly defining and achieving its high-level goals and mission, as well as operating risk, the effective and efficient use of resources and pursuit of opportunities, are regularly monitored and managed by the full Board through the Board’s regular and consistent review of the Company’s operating performance and strategic plan. For example, at the Board meetings held last year, management provided the Board presentations on the Company’s various operations and performance as a whole. In addition, the Board discusses risks related to the Company’s business strategy at various meetings held throughout the year as appropriate. Reporting risk and compliance risk are primarily overseen by the Audit Committee. The Audit Committee meets regularly throughout the year and receives input directly from management as well as the Company’s independent registered public accounting firm, Travis Wolff, regarding the Company’s financial reporting process, internal controls and public filings.

Board Leadership

In line with corporate governance best practices and the interests of stockholders, the positions of Chief Executive Officer and Non-Executive Chairman of the Board are held by separate individuals. The office of the Non-Executive Chairman is generally filled by an independent director, and John Harris, an independent director, currently serves as the Non-Executive Chairman. In such role, Mr. Harris sets the agendas for and presides over the Board meetings. The Chief Executive Officer is also a member of the Board and participates in its meetings. The Board of Directors believes the separation of the positions of Chief Executive Officer and Non-Executive Chairman is the appropriate structure at this time, as it allows the Chief Executive Officer to focus on the management of the Company and the Non-Executive Chairman to ensure that the Board is focused on its oversight responsibilities, including independent oversight of the Company’s management.

Code of Ethics

The Company has adopted a Code of Business Conduct, which is applicable to all employees, officers and directors of the Company. The Code of Business Conduct is intended to address conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets and compliance with laws, rules and regulations (including insider trading and reporting requirements). The Code of Ethics establishes special ethical rules with respect to the executive officers of the Company. It also establishes compliance procedures and mechanisms for reporting suspected violations. The Company’s Code of Business Conduct is available on the Company’s website (www.americanlocker.com). The Company intends to disclose amendments to, or waivers from, provisions of the Code of Business Conduct that apply to the executive officers by posting such information on its website. The contents of the Company’s website are not part of the Company’s Annual Report on Form 10-K.

Stockholder Communications with the Board

The Board of Directors has established a process to receive communications from stockholders and other interested parties. To communicate with the Board of Directors, any individual director or any group or committee of the Board of Directors, correspondence should be addressed to the Board of Directors or such individual or group or committee and sent “c/o Corporate Secretary” at PO Box 169, Coppell, Texas 75019. Communications sent in this manner will be reviewed by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to one or more of the Company’s directors.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors held two meetings during the fiscal year ended December 31, 2011. The Board of Directors has three standing committees: the Audit Committee; the Executive Compensation — Stock Option Committee; and the Nominating and Governance Committee. Each committee member is appointed by the Board of Directors and is “independent” as defined under NASDAQ rules and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). During the fiscal year ended December 31, 2011, no director attended less than 75% of the aggregate number of meetings of the Board of Directors and the number of committee meetings of which such director was a part.

It is the Company’s policy that each member of the Board of Directors attends the Annual Meeting of the Company’s stockholders. All members of the Board of Directors were in attendance at the 2011 annual meeting of the Company’s stockholders, which was the last annual meeting of the Company’s stockholders that was held.

Name of Director	Audit Committee	Executive Compensation-Stock Option Committee	Nominating and Governance Committee
Craig Frank	—	Member	Member
John Harris	—	—	Chair
Graeme Jack	Member	—	—
Anthony Johnston	Member	Chair	—
Paul Luber	—	Member	Member
Mary Stanford	Chair	—	—
Allen Tilley	—	—	—
Number of meetings held in 2011	5	2	4

The Board of Directors intends for the Audit Committee and Executive Compensation-Stock Option Committee each to consist of at least three members of the Board of Directors.

Audit Committee

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors with carrying out its duties. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accounting firm; and

•	the performance of the Company’s internal audit function and its independent registered public accounting firm.

The role and other responsibilities of the Audit Committee are governed by an Amended and Restated Audit Committee Charter, which was included as an attachment to the Company’s Proxy Statement for its 2008 Annual Meeting.

All members of the Audit Committee are “independent” as defined under NASDAQ and SEC rules and regulations, and each member of the Audit Committee is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. The Board of Directors has determined that Dr. Stanford qualifies as an “audit committee financial expert” as defined by SEC regulations.

Executive Compensation — Stock Option Committee

The Executive Compensation — Stock Option Committee’s (the “Compensation Committee”) purpose is to assist the Board of Directors in determining the compensation of directors and senior management and administering the Company’s benefit plans. All members of the Compensation Committee are “independent” as defined under NASDAQ and SEC rules and regulations. Executive officers do not participate in recommending or determining the amount or form of executive officer or director compensation. The Compensation Committee determines the amount and form of executive officer and director compensation and recommends this to the Board of Directors as a whole. The Compensation Committee does not have a charter and does not have the authority to delegate its authority to establish compensation to other persons.

Nominating and Governance Committee; Nominating Procedures

The Nominating and Governance Committee actively seeks and identifies individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, and selects each nominee for election as a member of the Board of Directors. The Nominating and Governance Committee also selects the membership composition of the committees of the Board of Directors. Only directors who meet the independence standards set by NASDAQ and the SEC are permitted to serve on the Nominating and Governance Committee. The Nominating and Governance Committee does not have a written charter.

The Nominating and Governance Committee reviews with the full Board of Directors at least annually the qualifications of new and existing members of the Board of Directors. The Nominating and Governance Committee also considers the level of independence of individual members and such other factors as the Board of Directors deems appropriate, including overall skills and excellence, to ensure the Company’s ongoing compliance with the independence and other standards set by NASDAQ and the SEC.

All members of the Nominating and Governance Committee are “independent” as defined under NASDAQ and SEC rules and regulations.

The Nominating and Governance Committee is responsible for evaluating potential candidates for Board membership and evaluates prospective nominees identified on its own initiative as well as those candidates recommended to it by Board members, management or stockholders. The Nominating and Governance Committee uses the same criteria for evaluating candidates recommended by stockholders in accordance with the procedures outlined below as it does for those proposed by other Board members or management.

To be considered for membership on the Board, a proposed candidate must: be of proven integrity with a record of substantial achievement in an area of relevance to the Company; have demonstrated ability and sound judgment that usually will be based on broad experience; be able and willing to devote the required amount of time to the Company’s affairs; possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and be committed to building sound, long-term Company growth. The Nominating and Governance Committee does not have a separate policy on diversity; however, diversity with regards to experience, background, skill sets, gender and racial makeup is one of the criteria to be considered for Board membership. The Nominating and Governance Committee believes the Company has attracted directors representing a diverse base of experience, skills and perspectives.

The Nominating and Governance Committee will consider candidates proposed by the stockholders of the Company, taking into consideration the needs of the Board of Directors and the candidate’s qualifications. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name and address of the proposed candidate;

•	the proposed candidate’s resume or a list of his or her qualifications to be a director of the Company;

•	a description of what would make such person a good addition to the Board of Directors;

•

a description of any relationship that could affect such person’s qualifying as an independent director, including identifying all other public company board of directorships and committee memberships;

•	a confirmation of such person’s willingness to serve as a director if selected by the independent directors and the Board of Directors;

•	the name of the stockholder proposing the candidate, together with information as to the number of shares owned by such stockholder and the length of time of ownership; and

•	any information about the proposed candidate that, under the SEC’s proxy rules, would be required to be included in the Company’s proxy statement if such person were included as a nominee.

The stockholder recommendation and information described above must be sent to the Company’s Secretary at P.O. Box 169, Coppell, Texas 75019, and, in order to allow for timely consideration, must be received not less than 120 days in advance of the anniversary date of the release of the proxy statement for the most recent annual meeting of stockholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, and the Nominating and Governance Committee

believes that the candidate has the potential to be a contributing member of the Board of Directors, the Nominating and Governance Committee would seek to gather additional information from or about the candidate, including through one or more interviews, as appropriate, and a review of his or her accomplishments and qualifications generally in light of any other candidates that the Nominating and Governance Committee may be considering.

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of the Company:

Name of Nominee	Age	Title
Paul M. Zaidins	44	President and Chief Executive Officer
David C. Shiring	63	Chief Financial Officer

The executive officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal from office.

Paul M. Zaidins. Mr. Zaidins, 44, was appointed as the Chief Executive Officer of the Company on November 22, 2011. Mr. Zaidins previously had served as the Company’s President, Chief Operating Officer and Chief Financial Officer since February 1, 2008. Prior to that he had served as the Company’s Chief Financial Officer since August 2007 and as Controller since November 2006. Before joining the Company, he was a Managing Director for the investment banking firm Lane-Link Group from 2004 to 2006. Prior to 2004, he owned and operated specialty retail stores and was Managing Director for the investment banking firm ECDI Capital. Mr. Zaidins has been a certified public accountant since 1992.

David C. Shiring. Mr. Shiring, 63, was named the Chief Financial Officer of the Company on June 14, 2011. Prior to joining the Company, he was the Controller of Peerless Manufacturing from 2009 to 2010. From 2005 until joining Peerless, he was a Financial Operations Consultant for the Jefferson Wells subsidiary of Manpower. Mr. Shiring holds a BS degree in electrical engineering from Penn State University and an MBA from Arizona State University. He is a licensed certified public accountant in Texas.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table and the accompanying explanatory footnotes set forth the cash and non-cash compensation awarded to, earned by, and paid by the Company to, its principal executive officer and other executive officers who were the most highly compensated executive officers for services rendered in all capacities during the fiscal years ended December 31, 2011 and 2010 (the “named executive officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards		All Other Compensation		Total
Paul M. Zaidins	2010	$156,999	$98,750	$16,001	(1)	$5,664	(2)	$277,414
President and Chief Executive Officer	2011	190,000	24,000	23,601	(1)	4,925	(2)	242,526

Allen D. Tilley	2010	149,821	7,500	9,000	(4)	—		166,321
Chief Executive Officer and Director	2011	108,945	2,850	—		3,000	(3)	114,795

David C. Shiring	2010	—	—	—		—		—
Chief Financial Officer	2011	69,151	—	—		—		69,151

(1)

Mr. Zaidins was awarded 3,333, 3,333 and 3,334 shares of Common Stock on December 31, 2008, 2009 and 2010, respectively, as a grant of 10,000 shares that vested over three years beginning December 31, 2008. He was also awarded 3,333 and 3,333 shares of Common Stock on December 31, 2009 and 2010, respectively, as part of a grant of 10,000 shares that will vest over three years beginning December 31, 2009. Mr. Zaidins was awarded 3,333 shares of Common Stock on December 31, 2010, as part of an additional grant of 10,000 shares on December 31, 2010 that will vest over three years. Mr. Zaidins was awarded an additional 2,500 and 8,000 shares of Common Stock in December 2009 and February 2011, respectively, as discretionary bonuses. The grant date value for the shares was computed in accordance with FASB ASC Topic 718. Mr. Zaidins elected to receive 3,381 shares of Common Stock in lieu of cash compensation during the fiscal year ended December 31, 2010.

(2)	Mr. Zaidins received $4,925 and $5,664 in 2011 and 2010, respectively, as a tax reimbursement related to his stock award.

(3)

“Other Compensation” for 2011 consists of $3,000 received for his services as a member of the Board of Directors after his retirement as Chief Executive Officer on September 1, 2011. Between July 1, 2009 and August 31, 2011, Mr. Tilley did not receive separate fees for his service on the Board of Directors.

(4)	Mr. Tilley elected to receive 6,761 shares of Common Stock in lieu of cash compensation during the year ended December 31, 2010.

Employment Arrangements

Effective February 1, 2010, the Company entered into an Employment Agreement with Paul Zaidins (as amended, the “Employment Agreement”), which governs the terms of Mr. Zaidins’ employment as President of the Company and provides for an employment term of three years. This Agreement was amended as of February 1, 2011 to reflect Mr. Zaidins’ promotion to Chief Executive Officer. Pursuant to the Employment Agreement, Mr. Zaidins receives a gross annual salary of $190,000 and is entitled to participate in all of the Company’s employee benefit plans, subject to certain restrictions. In addition, Mr. Zaidins agreed to a voluntary pay reduction of 5% from January 1, 2010, through January 31, 2011.

If Mr. Zaidins terminates his employment for good reason, or if the Company terminates Mr. Zaidins’ employment for any reason other than cause, death or disability, then Mr. Zaidins would be entitled to receive severance in an amount equal to his then-current base salary for a period of twelve months.

The Employment Agreement also includes provisions with respect to the protection of the Company’s confidential and proprietary information and prohibits Mr. Zaidins from soliciting employees or customers and from engaging in certain competitive activities.

Effective June 13, 2011, the Company entered into an agreement with Mr. Shiring such that should a change of control occur prior to June 13, 2012 and as a result of such event Mr. Shiring’s employment is terminated, he shall receive a lump sum payment equal to six months of his then current gross monthly salary. If as a result of a change of control his employment is involuntarily terminated after June 12, 2012 and on or before June 13, 2013, the Company shall pay to Mr. Shiring an amount equal to nine months of his then current gross salary. If his employment is involuntarily terminated after June 12, 2013, the Company shall pay him an amount equal to twelve months of his then current gross salary.

Mr. Tilley’s compensation was determined annually by the Board of Directors. Prior to March 1, 2011, Mr. Tilley’s base salary was $35,000 plus a per diem payment of $900 per day. On March 1, 2011, Mr. Tilley’s base salary was increased to $10,000 per month with no per diem payment. Concurrent with his retirement, his base salary was reduced to $5,000 per month from September 1, 2011 through December 31, 2011. Effective as of January 1, 2012, Mr. Tilley will receive the standard Director compensation.

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information regarding outstanding equity awards as of December 31, 2011 for the Company’s named executive officers:

	Option Awards					Stock Awards
Number of Securities
		Underlying Unexercised						Equity Incentive
		Options						Plan Awards
Name	Grant Date	Exercisable	Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares That Have Not Vested	Market Value of Unearned Shares That Have Not Vested
Paul M. Zaidins	09/06/07	12,000	—	$4.95	09/06/17	—	—	—	—
	12/31/10	—	—	—	—	3,334	5,001	—	—
David C. Shiring	—	—	—	—	—	—	—	—	—
Allen D. Tilley	—	—	—	—	—	—	—	—	—

Retirement Benefits

The Company’s pension plans for salaried employees (U.S. and Canadian) provide for an annual pension upon normal retirement computed under a career average formula, presently equal to 2% of an employee’s eligible lifetime earnings, which includes salaries, commissions and bonuses. The Company’s named executive officers have accrued no benefits under the Company’s pension plans. See Note 8 to the Company’s consolidated financial statements (under Item 8 of the Company’s Annual Report on Form 10-K) for additional information about the Company’s decision, in May 2005, to freeze its obligations under the defined benefit plan for United States employees such that no benefits will accrue under this plan after July 15, 2006.

The Company maintains a 401(K) Plan under which it matches employee contributions at the rate of $0.10 per $1.00 of employee contributions up to a maximum of 10% of employee’s wages.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Travis Wolff, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Audit Committee monitors the Company’s financial reporting process and reports to the Board on its findings.

In fulfilling its oversight responsibilities, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with Travis Wolff, its independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3. The Audit Committee has received from Travis Wolff, the Company’s independent registered public accounting firm, the written disclosures regarding the independent registered public accounting firm’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Travis Wolff the firm’s independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

THE AUDIT COMMITTEE

Mary A. Stanford, Chairperson

Graeme L. Jack

Anthony B. Johnston

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Travis Wolff as the independent accountants of the Company for the fiscal year ending December 31, 2012. Representatives of Travis Wolff are expected to be present at the Annual Meeting and are expected to be available to respond to questions. They will also be afforded an opportunity to make a statement if they desire to do so.

Previously, the Audit Committee of the Board of Directors of the Company appointed Travis Wolff as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 2011, 2010 and 2009.

The following table presents approximate aggregate fees and other expenses for professional services rendered by Travis Wolff for the audit of the Company’s annual financial statements for the years ended December 31, 2011 and 2010 and fees and other expenses for other services rendered during those periods.

	2011	2010
Audit fees	$101,000	$117,000
Audit-related fees	24,000	27,000
Tax fees	—	3,000
All other fees	—	—

Total	$125,000	$147,000

Audit Fees

Audit fees in 2011 and 2010 relate to services rendered in connection with the audit of the Company’s consolidated financial statements.

Audit-Related Fees

Audit-related fees in 2011 and 2010 include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are not reported under the caption “Audit Fees” above. Audit-related fees in 2011 and 2010 relate to services rendered in connection with the audits of the Company’s employee benefit plans.

Tax Fees

Tax fees in 2010 include fees for services with respect to tax compliance, tax advice and tax planning.

Other Fees

There were no other fees in 2011 or 2010.

Pre-Approval Policies and Procedures

The Audit Committee considered whether the provision of all of the services described above were compatible with the Company’s policies and maintaining the auditor’s independence, and it has determined that such services for 2011 and 2010 were compatible with the Company’s policies and maintaining the auditor’s independence. All services described above were pre-approved by the Audit Committee.

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee will review and pre-approve the services that are expected to be provided by the independent auditor. If a proposed service to be provided by the independent auditor has not been pre-approved during this process, expenditures for those services will require specific approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The table below sets forth certain information regarding the beneficial ownership, as of April 30, 2012, of the Company’s Common Stock by (i) all persons or groups known by the Company to be the owner of record or beneficially of more than 5% of our outstanding Common Stock, (ii) each director and nominee of the Company, (iii) each of our named executive officers (identified above under the heading “Summary Compensation Table”) and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to the shares. Unless otherwise noted, each owner’s mailing address is c/o American Locker Group Incorporated, P.O. Box 169, Coppell, Texas 75019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Santa Monica Partners, L.P.(3)	177,528	10.5%
1865 Palmer Avenue Larchmont, New York 10538
VN Capital Fund I, L.P.(4)	142,769	8.5%
198 Broadway, Suite 406 New York, New York 10038
Allen D. Tilley	15,261	*
Paul M. Zaidins(5)	62,547	3.7%
Craig R. Frank	1,150	*
John E. Harris	27,757	1.6%
Graeme L. Jack	14,117	*
Anthony B. Johnston	1,000	*
Paul B. Luber(6)	122,642	7.3%
Mary A. Stanford	4,986	*
All directors and executive officers as a group (8 persons)(7)	249,460	14.8%

*	Less than 1%

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of, and under, the voting and investment power of a spouse of an executive officer or director have been excluded.

(2)

Calculated based on 1,683,986 shares of Common Stock outstanding on April 30, 2012, plus, for each person or group, any securities that such person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(3)

The general partner of Santa Monica Partners, L.P. (“Santa Monica”) is SMP Asset Management LLC. Lawrence J. Goldstein is the President and sole owner of SMP Asset Management and a principal of Humonica Asset Management, LLC (“Humonica”). Santa Monica beneficially owns directly 132,578 shares and 44,950 shares are held in client accounts at Humonica. Santa Monica disclaims beneficial ownership of the 44,950 shares held in client accounts at Humonica.

(4)

The general partners of VN Capital Fund I, L.P. are VN Capital Management, LLC and Joinville Capital Management, LLC. James T. Vanasek, a former member of the Company’s Board of Directors, and Patrick Donnell Noone are the Managing Members of both VN Capital Management, LLC and Joinville Capital Management, LLC.

(5)	Includes 12,000 shares which Mr. Zaidins has the right to acquire under stock options at an exercise price of $4.95.

(6)	Mr. Luber disclaims beneficial ownership of 95,000 shares and lists Drew Luber, Samantha Luber and Anne Luber as having voting or investment power on, or ownership of, the shares.

(7)

Includes 12,000 shares of Common Stock that may be acquired by the persons included in this group within 60 days pursuant to options, warrants, conversion privileges or other rights. Please see note (5) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon the Company’s review of the reports and representations provided to it by persons required to file reports under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company believes that all of the Section 16(a) filing requirements applicable to the Company’s reporting officers and directors were properly and timely satisfied during the fiscal year ended December 31, 2011.

ADDITIONAL INFORMATION

Stockholder Proposals for Next Annual Meeting

The Company currently intends to hold its next annual meeting in May 2013. Subject to Rule 14a-8 of the Exchange Act, any stockholders who desire to submit a proposal (a “Rule 14a-8 Proposal”) for inclusion in the Company’s proxy statement may submit a Rule 14a-8 Proposal to the Company at its principal executive offices no later than January 12, 2013. Only those Rule 14a-8 Proposals that are timely received by us and are proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials. Proposals received after this date will be included in the Company’s proxy materials or presented at the annual meeting only at the discretion of the Board of Directors.

Written requests for inclusion of any stockholder proposal should be addressed to Corporate Secretary, American Locker Group Incorporated, P.O. Box 169, Coppell, Texas 75019. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

The Board of Directors will consider any nominee recommended by stockholders for election at the annual meeting of the stockholders if that nomination is submitted in writing to the Corporate Secretary at the address in the preceding paragraph.

OTHER MATTERS

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is being mailed to all stockholders of record as of the Record Date concurrently with the mailing of this Proxy Statement. The Annual Report on Form 10-K, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board of Directors invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card promptly in the enclosed envelope, so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors,

John E. Harris
Non-Executive Chairman

May 4, 2012

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET
http://www.proxyvoting.com/algi
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
American Locker Group Incorporated	OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
22773
▼ FOLD AND DETACH HERE ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTIONS INDICATED, WILL BE VOTED “FOR”	Please mark your votes as	☒
THE ELECTION OF DIRECTORS and “FOR” ITEM 2.	indicated in this example

			FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS		FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS		☐	☐	☐	2. Vote to ratify Travis Wolff LLP (also known as Travis, Wolff & Company, L.L.P.) as our Independent public accounting firm for 2012.	☐	☐	☐
Nominees:
	01	Craig R. Frank
	02	John E. Harris
	03	Graeme L. Jack
	04	Anthony B. Johnston
	05	Paul B. Luber
	06	Allen D. Tilley
	07	Mary A. Stanford

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Signature	Signature	Date

You can now access your American Locker Group Incorporated account online

Access your American Locker Group Incorporated account online via Investor ServiceDirect® (ISD).

The transfer agent for American Locker Group Incorporated, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the American Locker Group Incorporated Meeting of shareholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://www.proxydocs.com/algi

▼  FOLD AND DETACH HERE  ▼

PROXY

AMERICAN LOCKER GROUP INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS – MAY 25, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints John E. Harris and Paul M. Zaidins, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of American Locker Group Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 25, 2012 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO# 22773